UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): September 29, 2011

GLOBAL INVESTOR SERVICES, INC.
(Exact name of registrant as specified in charter)

Nevada	000-27019	87-0369205
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

287 East 950 South
Orem, Utah 84058
 (Address of Principal Executive Offices)     (Zip Code)

Registrant’s Telephone Number, including area code: (801) 889-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sale of Equity Securities

In April and September 2010, Global Investor Services, Inc. (the “Company”) entered into two Marketing Fund Agreements with Allied Global Ventures, LLC (“Allied”) pursuant to which Allied provided the Company with $900,000 in funding of which $34,300 has been repaid by the Company leaving a balance of $865,700 (the “Allied Fund Amount”).  On September 29, 2011, the Company and Allied entered into an Exchange Agreement whereby the parties agreed to convert the Allied Fund Amount into 43,285,000 shares of common stock of the Company.

Allied has provided the Company with funding in the amount of $1,826,667, which has 142,733 due and payable in accrued interest (the “Allied Note Amount”).  The amount owed to Allied is represented by seven Convertible Promissory Notes issued to Allied.  On September 29, 2011, the Company and Allied entered into an Exchange Agreement whereby the parties agreed to convert the Allied Note Amount into 98,640,000 shares of common stock of the Company, $0.001 par value per share.

The above transactions were approved by the Board of Directors of the Company.

The issuance of the Common Stock was made in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and Rule 506 promulgated under Regulation D thereunder.   The holders of Common Stock are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

The foregoing information is a summary of each of the agreements involved in the transactions described above, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which is attached an exhibit to this Current Report on Form 8-K.  Readers should review those agreements for a complete understanding of the terms and conditions associated with this transaction.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
10.1	Exchange Agreement, dated September 29, 2011, by and between Global Investor Services, Inc. and Allied Global Ventures, LLC.
10.2	Exchange Agreement, dated September 29, 2011, by and between Global Investor Services, Inc. and Allied Global Ventures, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GLOBAL INVESTOR SERVICES, INC.

By:	/s/ WILLIAM KOSOFF
Name:	William Kosoff
Title:	Acting Chief Financial Officer and Director

Date:	October 11, 2011 Orem, Utah